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                                                                   EXHIBIT 10.33

                          AMERICAN GENERAL CORPORATION
                PERFORMANCE - BASED PLAN FOR EXECUTIVE OFFICERS

                AMENDED AND RESTATED EFFECTIVE JANUARY 29, 1998


                               SECTION 1 - PURPOSE

     1.1 The AMERICAN GENERAL CORPORATION PERFORMANCE - BASED PLAN FOR EXECUTIVE OFFICERS (the "PLAN") is designed to attract and retain the services of key executives who are in a position to make a material contribution to the successful operation of the business of American General Corporation and its subsidiaries. The Plan shall become effective as of January 1, 1994, subject to approval by shareholders in the manner required by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

                             SECTION 2 - DEFINITIONS

     2.1 For purposes of the Plan, the following terms shall have the following meanings:

          (a) "AFFILIATE" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (b) "AVERAGE SHAREHOLDERS' EQUITY" means, for any Plan Year, the sum of the consolidated shareholders' equity of the Corporation at the beginning of the Plan Year and for each quarter-end (i.e., March 31, June 30, September 30, and December 31) of that Plan Year, as reported in the Corporation's quarterly financial supplements and/or the annual report to shareholders for each applicable period, divided by five.

          (c) "AVERAGE SHAREHOLDERS' EQUITY FOR THE THREE-YEAR PERIOD" means the sum of the Average Shareholders' Equity for the current Plan Year and the prior two Plan Years as reported in the Corporation's annual report to shareholders for such years, divided by three.

          (d) "AWARD" means an amount granted pursuant to Section 4 of the Plan.

          (e) "BENEFICIAL OWNER" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (f) "Board of Directors" means the Board of Directors of the Corporation.

          (g) "COMMON STOCK" means the common stock ($.50 par value) of the Corporation.

          (h)  "CORPORATION" means American General Corporation.




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          (i) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (j) "INCENTIVE POOL" means a pool of funds created pursuant to Section 3 of the Plan.

          (k) "OPERATING EARNINGS" means, for any Plan Year, the consolidated operating earnings of the Corporation, which exclude net realized investment gains, non-recurring items, and the cumulative effect of accounting changes under generally accepted accounting principles.

          (l) "PARTICIPANT" means an officer of the Corporation or one of its subsidiaries who is, during the Plan Year, among the 15 highest salaried employees of the Corporation and its subsidiaries and who has been designated by the Committee as eligible to receive an Award under the Plan for the Plan Year.

          (m) "PERSON" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation.

          (n) "PERSONNEL COMMITTEE" or "COMMITTEE" means the Personnel Committee of the Board of Directors.

          (o)  "PLAN YEAR" means the calendar year.

                  SECTION 3 - DETERMINATION OF INCENTIVE POOL

     3.1 On or prior to the ninetieth day following January 1 of each Plan Year, the Committee shall prescribe an objective formula pursuant to which a pool of funds (an "Incentive Pool") shall be created for such Plan Year conditioned upon
(1) Operating Earnings for such Plan Year exceeding 7% of Average Shareholders' Equity for the Three-Year Period ending on the last day of such Plan Year, and
(2) a cash dividend having been declared on the outstanding Common Stock during such Plan Year.

     3.2 The Incentive Pool for a Plan Year shall be equal to the sum of (1) 3% of that portion of Operating Earnings for such Plan Year that exceeds a base percentage return to shareholders, established by the Committee, on Average Shareholders' Equity for the Three-Year Period ending on the last day of such Plan Year, plus (2) an amount, not to exceed $2,000,000, consisting of the


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excess of the cumulative Incentive Pools for all prior Plan Years over the actual Awards paid under the Plan for such Plan Years.

                           SECTION 4 - GRANT OF AWARDS

     4.1 Coincident with the establishment of the formula under which the Incentive Pool shall be determined for a Plan Year, the Committee shall award shares of the Incentive Pool ("Awards") for that Plan Year to individuals whom the Committee designates as Participants for the Plan Year. The maximum Award which can be made to a Participant under the Plan for a Plan Year shall not exceed .005 times Operating Earnings for such Plan Year. The Committee shall grant Awards under the Plan based upon a review of the contribution and performance of the Participants as well as the Corporation's performance in relation to its competitors and as influenced by external factors.

     4.2 Notwithstanding the provisions of Section 4.1, the Committee may, in its sole discretion, reduce the amount otherwise payable to a Participant at any time prior to the payment of the Award to the Participant.

                 SECTION 5 - ELIGIBILITY FOR PAYMENT OF AWARDS

     5.1 Subject to Section 4.2, a Participant who has been awarded a share of the Incentive Pool shall receive payment of an Award if the Participant remains employed by the Corporation or its subsidiaries through the end of the applicable Plan Year; provided, however, that no Participant shall be entitled to payment of an Award hereunder until the Committee certifies (by written minutes) that the performance goals and any other material terms of the Plan have in fact been satisfied. If a Participant terminates employment prior to the end of a Plan Year, no payments attributable to his Award for such Plan Year shall be made pursuant to the Plan.

                SECTION 6 - FORM AND TIMING OF PAYMENT OF AWARDS

     6.1 Awards will be paid out in cash in one lump sum payment during the first quarter of the calendar year following the Plan Year to which the Award relates.

                           SECTION 7 - ADMINISTRATION

     7.1  The Plan shall be administered by the Personnel Committee.

     7.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to determine the amounts that shall be available for Awards each Plan Year and to establish the guidelines under which the Awards payable to each Participant shall be determined.

     7.3 The Committee's interpretation of the Plan, grant of any Award pursuant to the Plan, and all actions taken within the scope of its authority under the Plan, shall be final and binding on all Participants (or former Participants) and their executors.



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     7.4 The Committee shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan.

                      SECTION 8 - AMENDMENT AND TERMINATION

     8.1 The Board of Directors may amend any provision of the Plan at any time; provided that no amendment which requires shareholder approval in order for Awards paid under the Plan to be deductible under the Code may be made without the approval of the shareholders of the Corporation. The Board of Directors shall also have the right to terminate the Plan at any time.

                            SECTION 9 - MISCELLANEOUS

     9.1 The fact that an employee has been designated a Participant shall not confer on the Participant any right to be retained in the employ of the Corporation or its subsidiaries, or to be designated a Participant in any subsequent Plan Year.

     9.2 No award under this Plan shall be taken into account in determining a Participant's compensation for the purpose of any employee benefit plan of the Corporation or its subsidiaries unless so provided in such benefit plan.

     9.3 This Plan shall not be deemed the exclusive method of providing incentive compensation for an employee of the Corporation or its subsidiaries, nor shall it preclude the Committee or the Board of Directors from authorizing or approving other forms of incentive compensation.

     9.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation and its subsidiaries.

     9.5 The Corporation or its subsidiary making a payment under this Plan shall withhold therefrom such amounts as may be required by federal, state or local law, and the amount payable under the Plan to the person entitled thereto shall be reduced by the amount so withheld.

     9.6 The Plan and the rights of all persons under the Plan shall be construed and administered in accordance with the laws of the State of Texas to the extent not superseded by federal law.

     9.7 In the event of the death of a Participant, any payment due under this Plan shall be made to the Participant's estate.

     9.8 No right or interest of any Participant in the Plan shall be assigned or transferable, or subject to any lien, directly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge, and bankruptcy.


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                         SECTION 10 - CHANGE IN CONTROL

     10.1 Notwithstanding any provision to the contrary in the Plan (and notwithstanding any lack of satisfaction of any condition or requirement which would otherwise apply to an Award), immediately upon the occurrence of a Change in Control (as defined below), (i) any Award with respect to any prior Plan Year which has been earned and determined pursuant to Sections 3, 4 and 5 hereof, but has not yet been paid, shall be immediately paid in full to the respective Participant who has earned such an Award, (ii) if no Awards have been determined with respect to the immediately preceding Plan Year, the amount (if any) of each such Award shall be immediately determined in accordance with the provisions of the Plan (except that Section 4.2 shall not apply) and shall be immediately paid in full to the respective Participant, and (iii) each Participant who has been awarded a share (such fractional portion being called the "Participant's Share") of the Incentive Pool for the Plan Year during which the Change in Control occurs (the "Change-in-Control Year") shall immediately be paid a pro-rata Award for such year, the amount of which shall equal the product of multiplying (x) the Participant's Share (expressed as a fraction) times (y) the Incentive Pool for the Plan Year which immediately preceded the Change-in-Control Year times
(z) a fraction, the numerator of which shall be the number of days in the Change-in-Control Year which have elapsed as of the date of the Change in Control, and the denominator of which shall be 365.

     10.2 Upon and after the occurrence of a Change in Control, the Committee shall have no power to reduce the amounts payable to a Participant pursuant to
Section 10.1 and neither, the Committee, the Board nor any other person or entity shall have the right to terminate or amend the Plan in any manner which would impair the rights of a Participant to receive payment of an Award pursuant to Section 10.1 hereof.

     10.3 A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

          (I) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation (not including in the securities beneficially owned by such Person any securities acquired directly from the Corporation or its affiliates) representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

          (II) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on February 1, 1998, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Corporation) whose appointment or election by the Board or nomination for election by the Corporation's shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on February 1, 1998 or whose



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     appointment, election or nomination for election was previously so approved or recommended; or

          (III) there is consummated a merger or consolidation of the Corporation or any direct or indirect subsidiary of the Corporation with any other corporation (or a share exchange between shareholders of the Corporation or any direct or indirect subsidiary of the Corporation and another corporation or entity pursuant to Article 5.02 (or any successor provision thereto) of the Texas Business Corporation Act), other than (i) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, at least fifty-one percent (51%) of the combined voting power of the securities of the Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing thirty percent (30%) or more of the combined voting power of the Corporation's then outstanding securities; or

           (IV) the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets, other than a sale or disposition by the Corporation of all or substantially all of the Corporation's assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

     Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Corporation immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions.



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     IN WITNESS WHEREOF, AMERICAN GENERAL CORPORATION has executed the American
General Corporation Performance-Based Plan for Executive Officers, Amended and Restated as of January 29, 1998.


                                   AMERICAN GENERAL CORPORATION



                                   By: /s/ MARK S. BERG
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                                       Mark S. Berg
                                       Senior Vice President and General Counsel


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